Exhibit 23.1


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52125) pertaining to the Ashland Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 333-54766) pertaining to the Amended and Restated Ashland Inc. Incentive Plan, in the Registration Statement (Form S-8 No. 33-32612) pertaining to the Ashland Inc. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-55922) pertaining to the Ashland Inc. 1993 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-49907) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, in the Registration Statement (Form S-8 No. 33-62901) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 333-33617) pertaining to the Ashland Inc. 1997 Stock Incentive Plan, in the Registration Statement (Form S-3 No. 333-78675) pertaining to the registration of 68,925 shares of Ashland Inc. Common Stock, in the Registration Statement (Form S-3 No. 333-36842) pertaining to the registration of 96,600 shares of Ashland Inc. Common Stock, in the Registration Statement (Form S-3 No. 333-54762) pertaining to the registration of 149,300 shares of Ashland Inc. Common Stock, in the Registration Statement (Form S-3 No. 333-82830) pertaining to the registration of 265,100 shares of Ashland Inc. Common Stock, in the Registration Statement (Form S-3 No. 333-105396) pertaining to the registration of 296,385 shares of Ashland Inc. Common Stock, and in the Registration Statement (Form S-3 No. 333-69138) pertaining to the offering of $600,000,000 of Debt Securities, Preferred Stock, Depository Shares, Common Stock and/or Warrants of Ashland Inc., of our report dated November 3, 2004, with respect to the consolidated financial statements and schedule of Ashland Inc. and consolidated subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2004.



/s/ Ernst & Young
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Cincinnati, Ohio
December 10, 2004